As filed with the Securities and Exchange Commission on May 3, 1996.

                                         Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM S-8
                   REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                       RUBY TUESDAY, INC.
          (Exact Name of Registrant as Specified in its Charter)

                      GEORGIA                   63-0475239
         (State or Other Jurisdiction of     (I.R.S. Employer
          Incorporation or Organization)      Identification No.)

           4721 MORRISON DRIVE, MOBILE, ALABAMA    36625
       (Address of Principal Executive Offices)    (Zip Code)

               1993 NON-EXECUTIVE STOCK INCENTIVE PLAN
                      (Full Title of the Plan)
                        Pfilip G. Hunt, Esq.
                         Ruby Tuesday, Inc.
                 4721 Morrison Drive, Mobile, Alabama 36625
                   (Name and Address of Agent for Service)

                           (334) 344-3000
       (Telephone Number, Including Area Code, of Agent for Service)
                              Copy to:
                        Gabriel Dumitrescu, Esq.
                    Powell, Goldstein, Frazer & Murphy
                        191 Peachtree Street, N.E.
                            Sixteenth Floor
                         Atlanta, Georgia 30303

                       CALCULATION OF REGISTRATION FEE
                           Proposed      Proposed
Title of                   Maximum       Maximum
Securities     Amount      Offering      Aggregate       Amount of
to be           to be      Price Per     Offering       Registration
Registered    Registered   Share         Price             Fee

Common Stock,  1,000,000   $20.41(2)     $20,410,000(3)  $7,037.98
$0.01 par      shares(1)
value


Series A Junior
Participating    1,000,000
Preferred Stock    rights
Purchase Rights(4)

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1993 Non-Executive Stock Incentive Plan, as amended (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. Pursuant to a separate Registration Statement on Form S-8 (Reg. No. 33-70490), as amended, the Registrant previously registered 500,000 shares of Common Stock not included in the above figure (as adjusted for historical stock splits and a reverse stock split) subject to issuance under the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on May 1, 1996.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.
(4) The Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") are attached to the shares of Common Stock being registered hereby and will be issued for no additional consideration. Therefore, no additional registration fee is required for the registration of the Rights.

Incorporation by reference of contents of Registration Statement on Form S-8(File No. 33-70490).

     The contents of the Registration Statement on Form S-8 filed by the Registrant on October 18, 1993, as amended by the Post-Effective Amendment No. 1 to such Form S-8 filed by the Registrant on April 29, 1996 (File No. 33-70490) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.


Item 8.  Exhibits.

The following opinions and consents are filed with this Registration Statement.

Exhibit
Number  Description

5     Opinion of counsel with respect to the securities being registered.

23.1  Consent of counsel (included in Exhibit 5).

23.2  Consent of independent auditors.

24    Power of Attorney (see signature pages to this Registration Statement).


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mobile, Alabama, on the 27th day of March, 1996.

                                  RUBY TUESDAY, INC.


                                  By:/s/ Samuel E. Beall, III
                                         Samuel E. Beall, III,
                                         Chairman of the Board and
                                         Chief Executive Officer



                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel E. Beall, III and Pfilip G. Hunt, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature    Title  Date
/s/ Samuel E. Beall, III    Chief Executive Officer           March 27, 1996
Samuel E. Beall, III        and Chairman of the Board
                            (Principal Executive Officer)


/s/ J. Russell Mothershed   Senior Vice President, Finance    March27, 1996
J. Russell Mothershed       (Principal Financial Officer)

/s/ Arthur R. Outlaw        Vice Chairman of                  March 27, 1996
Arthur R. Outlaw            the Board


/s/ Claire L. Arnold        Director                          March 27, 1996
Claire L. Arnold


/s/ John B. McKinnon        Director                           March 27, 1996
John B. McKinnon


/s/ Dr. Benjamin F. Payton  Director                           March 27, 1996
Dr. Benjamin F. Payton


/s/ Dr. Donald Ratajczak    Director                           March 27, 1996
Dr. Donald Ratajczak


/s/ Dolph W. von Arx        Director                           March 27, 1996
Dolph W. von Arx


                            EXHIBIT INDEX



Exhibit                                                               Page
Number     Description                                                   Number

5      Opinion of counsel with respect to the securities being registered.

23.1   Consent of counsel (included in Exhibit 5).

23.2   Consent of independent auditors.

24     Power of Attorney (see signature pages to this Registration Statement).